EXHIBIT 99.1

Simmons First to Present At Stephens Inc. Bank & Thrift Conference-at-your-Desk

PINE BLUFF, Ark., March 6, 2009 (GLOBE NEWSWIRE) -- Simmons First National Corporation (Nasdaq:SFNC) today announced that Chairman and Chief Executive Officer, J. Thomas May, and other members of management will make a presentation to investors at the Stephens Inc. Bank & Thrift Conference-at-your-Desk to be held March 9-10, 2009. Simmons First is scheduled to present on Monday, March 9 at 12:00 p.m. Central Time.

This will be an interactive session between management and those attending the conference. The audio webcast of the presentation will be available live through Simmons First's web site at www.simmonsfirst.com and will be archived and available for replay for approximately 90 days.

Simmons First National Corporation is an Arkansas based financial holding company with eight community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado and Hot Springs, Arkansas. The Company's eight banks conduct financial operations from 88 offices, of which 84 are financial centers, in 47 communities.

The Simmons First National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4819

CONTACT:  Simmons First National Corporation
          David W. Garner, Senior Vice President and
           Investor Relations Officer
          (870) 541-1000